UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2003

OBAN MINING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

P.O. Box 10321, Pacific Centre,
Suite 880 - 609 Granville Street
                 Vancouver, British Columbia V7Y 1G5 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 685-5510

_____________________________________________________
(Former name or former address, if changed since last report)

 ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

Effective November 5, 2003, the Company's Board of Directors and the Audit Committee of the Board of Directors approved the appointment of Dohan & Company to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, the Company had not consulted Dohan & Company with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of Dohan & Company was effective on November 5, 2003.

Effective November 5, 2003, we dismissed Hoogendoorn Vellmer, Chartered Accountants, as independent auditors of Oban Mining Inc. The Audit Committee approved the dismissal. The audit reports of Hoogendoorn Vellmer on the financial statements of the Company as of and for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were qualified or modified as to audit scope or accounting principles except that each report of Hoogendoorn Vellmer contained an emphasis paragraph as to the uncertainty of the Company's ability to remain a going concern.

In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2002 and 2001, and in connection with the subsequent period up to November 5, 2003 (the date of dismissal), there were no disagreements with Hoogendoorn Vellmer on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Hoogendoorn Vellmer, would have caused Hoogendoorn Vellmer to make reference to the matter in its report of the financial statements for such years; and there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B. Hoogendoorn Vellmer has not reported on financial statements for any periods subsequent to December 31, 2002.

Oban Mining Inc. has provided Hoogendoorn Vellmer with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Hoogendoorn Vellmer 's letter, dated November 6, 2003, stating its agreement with such statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
16.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Hoogendoorn Vellmer, Chartered Accountants, former accountants to the Company.

 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oban Mining Inc.
Date: November 10, 2003	Signature:	/s/Laith Nosh Laith Nosh President and Chief Executive Officer